Exhibit 99.1

Press  Release

Hilb Rogal & Hobbs Company

Contact:  Carolyn Jones

4951 Lake Brook Drive, Suite 500

Phone:  (804) 747-3108

Glen Allen, Virginia 23060

Fax:  (804) 747-6046

FOR IMMEDIATE RELEASE

July 21, 2004

HILB ROGAL & HOBBS COMPANY REPORTS

 SECOND QUARTER RESULTS

RICHMOND, Va.-- Hilb Rogal & Hobbs Company (NYSE:HRH), the world’s eighth largest insurance and risk management intermediary, reported today financial results for the second quarter and six months ended June 30, 2004.

For the second quarter, total revenues were $147.8 million, compared with $139.5 million a year ago, an increase of 5.9%. Commissions and fees rose 5.7% to $145.7 million, during the quarter, compared with $137.9 million last year, primarily reflecting acquisitions, partially offset by lower contingent and override commissions for the quarter and declining premium rates.  Net income for the quarter was $20.5 million, or $0.56 per share, compared with $19.1 million, or $0.52 per share a year ago, an increase of 7.5%.  Operating net income was $20.8 million, or $0.57 per share, compared with $19.1 million, or $0.52 per share a year ago, an increase of 9.1%.

For the first six months, total revenues rose 8.7% to $306.0 million from $281.5 million a year ago.  Commissions and fees increased 8.5% to $302.1 million from $278.4 million last year, reflecting acquisitions, a softening rate environment, and higher contingent and override commissions for the year, which are heavily weighted in the first quarter.  Net income for the six months was $44.7 million, or $1.23 per share, compared with $37.2 million, or $1.03 per share, in 2003, an increase of 20.4%.  Operating net income was $45.4 million, or $1.25 per share, compared with $40.4 million, or $1.12 per share, a year ago, an increase of 12.4%.

Organic growth, defined as the change in commissions and fees before the effect of acquisitions and divestitures, was (0.2)% for the second quarter and 2.5% for the six months.  In addition to volume, organic growth for a given period reflects the timing of new business and renewals and the timing and amount of contingent and override commissions as well as pricing trends and the economic environment.

The operating margin for the second quarter was 27.1% compared with 26.6% for the year ago quarter.  For the six months, the operating margin increased to 28.3% in 2004 from 27.7% in 2003.  Incremental margin improvement remains one of HRH’s key financial objectives.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, "While we knew that our second quarter results would measure against a very strong year-ago quarter, and that benefits from the recent sales model changes would not likely become apparent until the second half of 2004, the weakening of property and casualty insurance pricing and the decline in contingent and override commissions further pressured our organic growth, which, in turn, contributed to disappointing financial results."

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS

 SECOND QUARTER RESULTS – Continued

Robert B. Lockhart, president and chief operating officer stated, "We believe that initiatives launched earlier this year: a new sales model, a comprehensive employee benefits strategic plan, and major accounts line of business, will help to restore our growth. Our confidence in the sales process has been reinforced by both the flow of new business opportunities into our pipeline and the meaningful year to year increase in known sold new business. In addition, we have already taken actions to adjust our expenditures to softer market conditions to ensure we sustain profitability."

Vaughan concluded, "During the quarter, we consummated three acquisitions, and we reaffirm our goal for the year of making acquisitions of firms with between $30 million and $60 million in aggregate annualized revenues. However, as we adjust to the sudden shift in market pricing, our performance for the full year 2004 will vary in part with the timing of benefits realized from the sales and cost reduction initiatives. As a result, our operating net income per share for 2004 is more likely to grow at a 10% to 15% pace, which is below our stated goal. Nevertheless, for 2005 and beyond, we solidly reaffirm the 15% to 20% long-term growth goal as realistic and achievable in various market settings through a combination of organic growth, margin improvement and acquisitions."

The company cautions readers that the statements contained herein regarding the company’s future operations and business prospects are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Hilb Rogal & Hobbs Company is the nation’s seventh largest insurance and risk management intermediary.  With offices located throughout the United States, HRH assists clients in managing their risks in areas such as property and casualty, employee benefits and many other areas of specialized exposure.  The company is traded on the New York Stock Exchange, symbol HRH, and is ranked as the eighth largest insurance and risk management intermediary in the world.  Additional information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	6/30/04	6/30/03	6/30/04	6/30/03
	(Unaudited)		(Unaudited)
Revenues
Commissions and fees	$145,674	$137,868	$302,070	$278,367
Investment income	756	820	1,311	1,479
Other	1,325	846	2,601	1,679
	147,755	139,534	305,982	281,525
Operating expenses
Compensation and employee benefits	79,145	75,846	162,870	151,659
Other operating expenses	26,411	24,275	51,977	47,431
Depreciation	2,074	2,292	4,329	4,580
Amortization of intangibles	2,852	2,203	5,681	4,356
Interest expense	2,385	2,746	4,914	5,539
Integration costs[1]	636	--	1,627	--
Retirement benefit[2]	--	--	--	5,195
	113,503	107,362	231,398	218,760

INCOME BEFORE INCOME TAXES	34,252	32,172	74,584	62,765
Income taxes	13,748	13,107	29,846	25,602
NET INCOME	$ 20,504	$ 19,065	$ 44,738	$ 37,163

Net Income Per Share
Basic	$0.57	$0.56	$1.25	$1.10

Assuming Dilution	$0.56	$0.52	$1.23	$1.03

Dividends Per Share	$0.1050	$0.0925	$0.1975	$0.1825

Weighted Average Number
of Shares Outstanding:
Basic	35,921	33,911	35,754	33,796
Assuming Dilution	36,584	36,555	36,460	36,024

_______________________

1  Integration costs represent one-time costs including severance and other employee-related costs, facility and lease termination costs and branding expenses.

2 The company recorded a one-time retirement benefit charge for the quarter ended March 31, 2003, representing a contractual retirement benefit for Andrew L. Rogal, the company’s former chairman and chief executive officer.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	JUNE 30,	DECEMBER 31,
	2004	2003
	(Unaudited)
ASSETS CURRENT ASSETS
Cash and cash equivalents	$ 164,649	$ 126,464
Receivables (net)	238,464	255,251
Prepaid expenses and other	14,209	14,603
TOTAL CURRENT ASSETS	417,322	396,318

PROPERTY & EQUIPMENT (NET)	25,898	25,487

INTANGIBLE ASSETS (NET)	639,427	614,246

OTHER ASSETS	16,728	13,176
	$1,099,375	$1,049,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$ 297,104	$ 308,533
Accounts payable	8,987	9,089
Accrued expenses	29,780	37,434
Premium deposits and credits due customers	43,443	34,290
Current portion of long-term debt	8,992	9,321
TOTAL CURRENT LIABILITIES	388,306	398,667

LONG-TERM DEBT	184,676	174,012

DEFERRED INCOME TAXES	20,946	19,208

OTHER LONG-TERM LIABILITIES	25,741	23,073

SHAREHOLDERS’ EQUITY
Common Stock (outstanding 35,911 and 35,466
shares, respectively)	235,603	228,357
Retained earnings	242,841	205,184
Accumulated other comprehensive income	1,262	726
	479,706	434,267
	$1,099,375	$1,049,227

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance.  The schedule below provides a reconciliation of these financial measures to those prepared in accordance with accounting principles generally accepted in the United States (GAAP).

	NET INCOME		NET INCOME PER SHARE ASSUMING DILUTION
	THREE MONTHS ENDED		THREE MONTHS ENDED
	6/30/04	6/30/03	6/30/04	6/30/03
	(Unaudited)		(Unaudited)

GAAP NET INCOME	$20,504	$19,065	$0.56	$0.52
Excluding:
Non-operating (gains) losses,
net of tax	(47)	32	--	--
Integration costs, net of tax	381	--	0.01	--
OPERATING NET INCOME	$20,838	$19,097	$0.57	$0.52

	OPERATING MARGIN		OPERATING REVENUE
	THREE MONTHS ENDED		THREE MONTHS ENDED
	6/30/04	6/30/03	6/30/04	6/30/03
	(Unaudited)		(Unaudited)

GAAP NET INCOME / REVENUE	$20,504	$19,065	$147,755	$139,534
Excluding:
Non-operating (gains) losses	(78)	56	(78)	56
Amortization of intangibles	2,852	2,203	--	--
Interest expense	2,385	2,746	--	--
Integration costs	636	--	--	--
Income taxes	13,748	13,107	--	--
OPERATING MARGIN / REVENUE	$40,047	$37,177	$147,677	$139,590

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME		NET INCOME PER SHARE ASSUMING DILUTION
	SIX MONTHS ENDED		SIX MONTHS ENDED
	6/30/04	6/30/03	6/30/04	6/30/03
	(Unaudited)		(Unaudited)

GAAP NET INCOME	$44,738	$37,163	$1.23	$1.03
Excluding:
Non-operating (gains) losses,
net of tax	(285)	78	(0.01)	--
Integration costs, net of tax	976	--	0.03	--
Retirement benefit, net of tax	--	3,169	--	0.09
OPERATING NET INCOME	$45,429	$40,410	$1.25	$1.12

	OPERATING MARGIN		OPERATING REVENUE
	SIX MONTHS ENDED		SIX MONTHS ENDED
	6/30/04	6/30/03	6/30/04	6/30/03
	(Unaudited)		(Unaudited)

GAAP NET INCOME / REVENUE	$44,738	$37,163	$305,982	$281,525
Excluding:
Non-operating (gains) losses	(475)	131	(475)	131
Amortization of intangibles	5,681	4,356	--	--
Interest expense	4,914	5,539	--	--
Integration costs	1,627	--	--	--
Retirement benefit	--	5,195	--	--
Income taxes	29,846	25,602	--	--
OPERATING MARGIN / REVENUE	$86,331	$77,986	$305,507	$281,656

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